Exhibit 99.1

Aardvark Therapeutics Announces FDA Alignment on Protocol Amendment Expanding Phase 3 HERO Trial Population for Prader-Willi Syndrome

Protocol Expansion to Ages 10+ Aligned with FDA Guidance, Broadening Patient Population

SAN DIEGO - October 08, 2025 (GLOBE NEWSWIRE) -- Aardvark Therapeutics, Inc. (Aardvark) (Nasdaq: AARD), a clinical-stage biopharmaceutical company focused on developing novel, small-molecule therapeutics to activate innate homeostatic pathways for the treatment of metabolic diseases, announces alignment with the U.S. Food and Drug Administration (FDA) on a protocol amendment to the company’s Phase 3 HERO trial of ARD-101 for the treatment of hyperphagia associated with Prader-Willi Syndrome (PWS). The protocol amendment changes the minimum age of eligibility to participate in the trial from 13 to 10 years old.

“Expansion of the Phase 3 HERO trial to include children 10 years of age and older will allow us to reach a larger segment of the PWS patient population to potentially serve more patients in need,” said Tien Lee, M.D., Founder and Chief Executive Officer of Aardvark. “This decision to expand eligibility is driven by support from the PWS community, alongside historical data showing that younger patients are more likely to benefit from early intervention. We look forward to our topline data readout for this potentially pivotal trial in the third quarter of 2026.”

About ARD-101

ARD-101 is a gut-restricted small molecule agonist of select taste receptors (TAS2Rs) expressed in the intestinal lumen. As a potent bitter taste receptor pan-agonist, ARD-101 stimulates enteroendocrine cells of the digestive tract to release multiple gut-peptide hormones including GLP-1 and the satiety hormone Cholecystokinin (CCK), which activates gut-brain neurologic signaling to mediate hunger. ARD-101 has demonstrated an ability to reduce hunger when used alone or in combination with currently available GLP-1 therapies. The FDA has granted ARD-101 both Orphan Drug Designation and Rare Pediatric Disease Designation for PWS.

ARD-101 is being evaluated in the Phase 3 HERO trial for hyperphagia associated with PWS.

About Aardvark Therapeutics, Inc.

Aardvark is a clinical-stage biopharmaceutical company developing novel, small-molecule therapeutics designed to suppress hunger for the treatment of Prader-Willi Syndrome and metabolic diseases. Recognizing hunger (the discomfort from not having eaten recently) is

Exhibit 99.1

a distinct neural signaling pathway separate from appetite (the reward-seeking, desirability of food). Our programs explore therapeutic applications in hunger-associated indications and potential complementary uses with anti-appetite therapies. Our lead compound, oral ARD-101, is in Phase 3 clinical development for the treatment of hyperphagia associated with PWS, a rare disease characterized by insatiable hunger. Aardvark is also developing ARD-201, a fixed-dose combination of ARD-101 with a DPP-4 inhibitor, and conducting two separate trials, with a goal of addressing some of the limitations of currently marketed GLP-1 therapies for the treatment of obesity and obesity-related conditions. For more information, visit aardvarktherapeutics.com.

Forward-Looking Statements
Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements.” These statements include, but are not limited to, statements concerning: Aardvark’s business strategy, product candidates, ongoing clinical trials, planned clinical trials, expected timing for data readouts and reporting topline results, likelihood of success, as well as plans and objectives of management for future operations. The words, without limitation, “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these or similar identifying words. Forward-looking statements in this press release include statements regarding the expected timeline for receiving topline data from the Phase 3 HERO trial, the potential for younger patients to benefit from early intervention and the potential pivotal nature of the Phase 3 HERO trial. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: uncertainties related to potential delays in the commencement, enrollment and completion of clinical trials; the risk that we may use our capital resources sooner than expected and that they may be insufficient to allow us to achieve our anticipated milestones; risks related to our dependence on third parties for manufacturing, shipping and production of drug product for use in clinical and preclinical trials; the risk of unfavorable clinical trial results; the risk that results from earlier clinical trials and preclinical studies may not necessarily be predictive of future results; and other risks and uncertainties, including the factors described under the “Risk Factors” section of Aardvark’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 that the Company filed with the Securities and Exchange Commission on August 13, 2025. When evaluating Aardvark’s business and prospects, careful consideration should be given to these risks and uncertainties. Any forward-looking statements contained in this press release are based on the current expectations of Aardvark’s management team and speak only as of the date hereof, and Aardvark specifically disclaims any obligation to update any

Exhibit 99.1

forward-looking statement, whether as a result of new information, future events or otherwise.

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(619) 849-5382

Carolyn.hawley@inizioevoke.com